Exhibit 99.2

3D SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of 3D Systems Corporation and Provel S.r.l. after giving effect to3D Systems’ acquisition of Provel S.r.l. on October 12, 2010 and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of 3D Systems Corporation and Provel S.r.l., giving effect to the acquisition as if it had been consummated on June 30, 2010.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 combine the historical consolidated statements of operations of 3D Systems Corporation and Provel S.r.l., giving effect to the acquisition as if it had been consummated on January 1, 2009, the beginning of the earliest period presented.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates.  These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as we finalize the valuations of the net tangible and intangible assets acquired in connection with our acquisition of Provel S.r.l.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that we would have reported had the acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position.  The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of 3D Systems Corporation included in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

3D SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2010

	Historical		Pro Forma		Pro Forma
ASSETS	3D Systems	Provel S.r.l.	Adjustments		Combined
Current assets:
Cash and cash equivalents	25,878	1,360	(6,935)	a	20,303
Receivables	22,893	9,743	(7,342)	b	25,294
Inventory	22,011	79			22,090
Prepaid expenses and other current assets	2,475	526	(418)	c	2,583
Total current assets	73,257	11,708	(14,695)		70,270
Property, plant and equipment, net	25,144	2,102	(1,156)	d	26,090
Intangible assets, net	6,710	-	3,850	e	10,560
Goodwill	48,858	-	5,441	f	54,299
Other	2,810	-			2,810
Total assets	156,779	13,810	(6,560)		164,029

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capitalized lease obligations	219	-			219
Accounts payable	14,755	839	(5)	g	15,589
Other accrued liabilities	18,349	275	3,485	h	22,109
Total current liabilities	33,323	1,114	3,480		37,917
Long-term portion of capitalized lease obligations	8,145	-			8,145
Long-term debt	-	446	(446)	i	-
Other long-term liabilities	3,525	2,500	(1,067)	j	4,958
Total liabilities	44,993	4,060	1,967		51,020
Commitments and Contingencies
Stockholders' Equity
Preferred stock	-	-			-
Common Stock	23	-			23
Additional paid in capital	181,319	12	1,211	k	182,542
Treasury stock	(143)	-			(143)
Retained earnings (accumulated deficit)	(72,736)	9,738	(9,738)	l	(72,736)
Accumulated other comprehensive income	3,323	-			3,323
Total stockholders' equity	111,786	9,750	(8,527)		113,009
Total liabilities and stockholders' equity	156,779	13,810	(6,560)		164,029

3D SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the six months ended June 30, 2010
(in thousands of dollars)

	Historical		Pro Forma		Pro Forma
	3D Systems	Provel S.r.l.	Adjustments		Combined
Revenue
Products	47,042	-	-		47,042
Services	19,729	3,425	(5	) m	23,149
Total	66,771	3,425	(5)		70,191
Cost of goods sold
Products	23,617	-	-		23,617
Services	12,877	2,101	(64	) n	14,914
Total	36,494	2,101	(64)		38,531
Gross profit	30,277	1,324	59		31,660
Operating Expenses
Selling, general and administrative	18,934	355	209	o	19,498
Research and development	5,271	-	-		5,271
Total	24,205	355	209		24,769
Operating Income	6,072	969	(150)		6,891
Interest expense	296	18	(21	) p	293
Other (income) expense	538	-	-		538
Profit before taxes	5,238	951	(129)		6,060
Provision for taxes	483	326	-		809
Profit after taxes	4,755	625	(129)		5,251
Less: net income attributable to noncontrolling interest	-	-	-		-
Net income available to 3D Systems common stockholders	4,755	625	(129)		5,251

Earnings per share:
Basic	$0.21				$0.23
Diluted	$0.20				$0.23

Weighted average common shares outstanding
Basic	22,940		86		23,026
Diluted	23,230		86		23,316

3D SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2009
(in thousands of dollars)

	Historical		Pro Forma		Pro Forma
	3D Systems	Provel S.r.l.	Adjustments		Combined
Revenue
Products	80,798	-	-		80,798
Services	32,037	6,267	(47	) m	38,257
Total	112,835	6,267	(47)		119,055
Cost of goods sold
Products	43,301	-	-		43,301
Services	19,804	4,086	(165	) n	23,725
Total	63,105	4,086	(165)		67,026
Gross profit	49,730	2,181	118		52,029
Operating Expenses
Selling, general and administrative	35,528	1,385	520	o	37,433
Research and development	11,129	-	-		11,129
Total	46,657	1,385	520		48,562
Operating Income	3,073	796	(402)		3,467
Interest expense	618	36	(50	) p	604
Other (income) expense	542	-	-		542
Profit before taxes	1,913	760	(352)		2,321
Provision for taxes	774	260	-		1,034
Profit after taxes	1,139	500	(352)		1,287
Less: net income attributable to noncontrolling interest	73	-	-		73
Net income available to 3D Systems common stockholders	1,066	500	(352)		1,214

Earnings per share:
Basic	$0.05				$0.05
Diluted	$0.05				$0.05

Weighted average common shares outstanding
Basic	22,544		86		22,630
Diluted	22,605		86		22,691

3D SYSTEMS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation
On October 11, 2010 3D Systems and its Italian subsidiary acquired all of the outstanding capital stock of Provel S.r.l., an Italian company that provides rapid prototyping and tooling solutions, with a particular focus in the automotive industry and other industrial and design fields.  Under the terms of the acquisition agreement, 3D Systems Corporation paid an initial installment of the purchase price to the sellers consisting of approximately $7,891,000 in cash and 85,612 newly issued shares of the registrant’s common stock.  In addition 3D Systems Corporation is obligated to pay an additional installment of the purchase price equal to €2,850,000 (approximately $3,965,000 at current exchange rates) on October 12, 2011, and the sellers have the right to earn an additional amount of up to €1,000,000 (approximately $1,391,000 at current exchange rates) pursuant to an earn-out formula for a period of 12 months which is expected to commence on February 1, 2011 and end on January 31, 2012.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements were prepared in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations.  In accordance with ASC 805, we recognize separately from goodwill, the identifiable assets acquired, the liabilities assumed, any noncontrolling interests in an acquiree, generally at the acquisition date fair value as defined by ASC 820, Fair Value Measurements and Disclosures.  Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date amounts of the identifiable assets acquired and liabilities assumed.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of 3D Systems Corporation and Provel S.r.l., after giving effect to the adjustments described in these notes, and are intended to reflect the impact of the acquisition on 3D Systems Corporation’s consolidated financial statements.  The historical financial statements of Provel S.r.l. were translated into U.S. dollars at the following exchange rates (Euros to Dollars):

•	Condensed Statement of Operations for the year ended December 31, 2009 – 1.519

•	Condensed Statement of Operations for the six months ended June 30, 2010 – 1.607

•	Condensed Balance Sheet at June 30, 2010 – 1.223

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings due to operating efficiencies or revenue synergies expected to result from the acquisition.

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition as if it had been consummated on June 30, 2010 and includes estimated pro forma adjustments for the preliminary valuations of assets acquired and liabilities assumed.  These adjustments are subject to further revision as additional information becomes available and additional analyses are performed.  The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the acquisition as if it had been consummated on January 1, 2009, the beginning of the earliest period presented.  The historical consolidated financial statements of Provel S.r.l. have been adjusted to reflect certain reclassifications in order to conform with 3D Systems financial statement presentation.

The preliminary purchase price is calculated as follows (in thousands except share and stock price):

Cash	$7,891
Fair value of 3D Systems common stock	1,391
Additional installment of purchase price	3,965
Fair value of earnout	1,391
Total	14,638
Change in exchange rates	(366)
Total estimated purchase price	$14,272

Shares issued	85,612
Average 5-day 3D Systems' stock price	$16.25
Fair value of common stock	1,391

The earnout formula is based upon Provel S.r.l. achieving a certain level of earnings over a 12 month period.  We expect Provel S.r.l. to achieve the maximum amount of such payment and have reflected the fair value of such amount in the preliminary purchase price.

The table below represents a preliminary allocation of the total consideration to tangible and intangible assets and liabilities of Provel S.r.l. based upon management’s preliminary estimate of their respective values as of June 30, 2010:

(in thousands)
Cash and cash equivalents	$8,697
Other current assets	2,593
Property and equipment	946
Goodwill	5,441
Identified intangibles	3,850
Total liabilities	(7,255)
Total purchase price	$14,272

1. Pro Forma Adjustments
The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following adjustments:

(a)
Cash – To record (1) the cash payment of $14,272 by 3D Systems Corporation for the common stock of Provel S.r.l.; and (2) the collection of an accounts receivable on Provel S.r.l of $7,337 paid in conjunction with the closing date of the acquisition.

(b)
Receivables – (1) To record the collection of an accounts receivable on Provel S.r.l. of $7,337 paid in conjunction with the closing date of the acquisition and (2) to eliminate the intercompany receivable of $5 with Provel S.r.l.

(c)	Prepaid and other current assets – To eliminate insurance policies excluded from the transaction.

(d)
Property, plant and equipment – (1) Eliminate the amount of assets excluded from the acquisition and (2) to record the difference between the historical amounts of Provel S.r.l.’s property, plant and equipment, net and preliminary fair values of these assets.

(e)	Intangible assets, net – To record the preliminary fair value of the intangible assets acquired as follows:

Trade Names	$500
Customer relationships	2,600
Non-compete agreement	750
$3,850

(f)	Goodwill – To record the preliminary estimate of goodwill.

(g)	Accounts payable – To eliminate intercompany payables.

(h)	Other accrued liabilities - To record the additional installment of the purchase price.

(i)	Long-term debt – To eliminate indebtedness excluded from the acquisition.

(j)
Other long-term liabilities – To record the following entries: (1) eliminate profit sharing payable excluded from the acquisition, $1,890; (2) eliminate outstanding sales commission payable to Provel CEO, $400; and (3) record the fair value the earnout amount of $1,223 based upon Provel S.r.l achieving the maximum amount of such payment.

(k)	Additional paid in capital – Eliminate Provel S.r.l. paid in capital, $12; record issuance of common stock in connection with the acquisition, $1,223.

(l)	Retained earnings (accumulated deficit) – To eliminate the retained earnings of Provel S.r.l.

(m)	Services revenue – Eliminate the sales amount between 3D Systems Corporation and Provel S.r.l.

(n)
Cost of goods sold – (1) to eliminate the cost of sales associated with service revenue between 3D Systems Corporation and Provel S.r.l. and (2) to record the difference in depreciation expense based upon the preliminary fair values of property, plant and equipment.

(o)	Selling, general and administrative – To record the amortization expense based upon the preliminary fair values of intangible assets.

(p)	Interest expense – To eliminate the interest on the associated debt of Provel S.r.l. that was excluded from the acquisition.